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                                                                    Exhibit 8.1


                        [SHEARMAN & STERLING LETTERHEAD]


(212) 848-4000


                                October 23, 1998


VersaTel Telecom International N.V.
Paalbergweg 36
1105 BV Amsterdam - Zuidoost
The Netherlands

Ladies and Gentlemen:

     We have acted as special United States counsel to VersaTel Telecom International N.V., a Netherlands company (the "Company"), in connection with the filing by the Company under the Securities Act of 1933, as amended (the "Act") of a registration statement on Form S-4 (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission"). Pursuant to the Registration Statement, up to U.S. $225,000,000 aggregate principal amount of the Company's outstanding 13-1/4% Senior Notes due 2008 (the "Outstanding Notes") are exchangeable for up to a like principal amount of the Company's 13-1/4% Senior Notes due 2008 (the "Exchange Notes"). The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to an indenture (the "Indenture") dated as of May 27, 1998 among the Company, United States Trust Company of New York, as trustee (the "Trustee"), registrar, playing agent and transfer agent.

     On the basis of the foregoing and upon consideration of applicable current law, we are of the opinion that, subject to the limitations stated therein, the discussion under the caption "U.S. Tax Considerations" in the Registration Statement, insofar as it relates to statements of law or legal conclusions under the federal income tax laws of the United States or pertaining to matters of United States federal income tax law fairly summarizes the matters referred to therein.

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     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, and the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,

                              /s/ SHEARMAN & STERLING